UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

Acrivon Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41551	82-5125532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way, Suite 100 Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 207-8979

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 22, 2023, Acrivon Therapeutics, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, a quorum of 17,880,383 shares of the Company’s common stock, or 81.55% of the outstanding shares of common stock entitled to vote as of the record date of April 24, 2023, were present or represented by proxy.

Three items of business were acted upon by the stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal One: Election of Michael Tomsicek, M.B.A. as a Class I Director

Michael Tomsicek was elected to serve as a Class I director to hold office until the Company’s 2026 Annual Meeting of Stockholders and until the election and qualification of his successor. Votes were cast as follows:

	For	Withheld	Broker Non-Votes
Michael Tomsicek, M.B.A.	17,527,002	226,168	127,213

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 by the following vote:

For	Against	Abstain	Broker Non-Votes
17,879,658	725	0	-

Proposal Three: Election of Charles Baum, M.D., Ph.D. as a Class I Director

Charles Baum was elected to serve as a Class I director to hold office until the Company’s 2026 Annual Meeting of Stockholders and until the election and qualification of his successor. Votes were cast as follows:

	For	Withheld	Broker Non-Votes
Charles Baum, M.D., Ph.D.	17,660,794	91,113	128,476

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acrivon Therapeutics, Inc.

Date: June 22, 2023	By:	/s/ Peter Blume-Jensen
Peter Blume-Jensen, M.D., Ph.D.
Chief Executive Officer and President